UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 29, 2008

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300, Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(678) 542-2700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 29, 2008, Asbury Automotive Group, Inc. (the “Company”, “we”, “us” or “our”) entered into a $75 million revolving credit facility with JP Morgan Chase, N.A. (“JP Morgan”), as administrative agent, and a syndicate of commercial banks (the “JP Morgan Revolving Credit Facility”), against which we use much of our used motor vehicle inventory as collateral. The following description of the JP Morgan Revolving Credit Facility is not complete and is qualified in its entirety by the actual terms of the credit agreement governing such Credit Facility, a copy of which is incorporated herein by reference and attached to this Report as Exhibit 10.1.

The JP Morgan Revolving Credit Facility matures on August 15, 2012. Under the JP Morgan Revolving Credit Facility, subject to a borrowing base, we may borrow up to $75 million, which amount may be expanded up to $100 million in total credit availability upon satisfaction of certain conditions. The amount available for borrowing under the JP Morgan Revolving Credit Facility will be limited by the lesser of (i) $75 million and (ii) 65% of the net book value of our used vehicle inventory (excluding heavy trucks) eligible to be used in the borrowing base calculation. The proceeds of the JP Morgan Revolving Credit Facility may be used to finance used motor vehicle inventories in the ordinary course of business, for working capital, capital expenditures and for other lawful corporate purposes.

Any loan under the JP Morgan Revolving Credit Facility will bear interest at LIBOR, as adjusted for statutory reserve requirements for Eurocurrency liabilities, plus 1.5%. If there is a change in the law making it unlawful to make or maintain any loan under the JP Morgan Revolving Credit Facility, then any outstanding loan may be converted to a loan bearing interest at the prime rate in effect, plus 1.5%. Upon an event of default under the JP Morgan Revolving Credit Facility, the lenders may request that we pay interest on the principal outstanding amount of all outstanding loans at the interest rate otherwise applicable to such loan, plus 2% per annum. In addition, we are required to pay a quarterly commitment fee to the lenders calculated at the rate of .25% per annum on the average unused amount under the credit facility.

Under the terms of the JP Morgan Revolving Credit Facility, we have agreed not to encumber assets, subject to certain exceptions (such as the security interest in new vehicle inventory financed using floor plan arrangements). In addition, the JP Morgan Revolving Credit Facility contains certain negative covenants, including covenants which could prohibit or restrict the payment of dividends, capital expenditures and the dispositions of assets, as well as other customary covenants and default provisions. We are also subject to the following financial covenants under the terms of the JP Morgan Revolving Credit Facility: (i) our Consolidated Current Ratio as of the end of any fiscal quarter must not be less than 1.20 to 1.00; (ii) our Consolidated Fixed Charge Coverage Ratio for any period of four fiscal quarters must not be less than 1.20 to 1.00; (iii) our Consolidated Total Leverage Ratio must not at any time be more than 5.00 to 1.00; and (iv) our Consolidated Total Senior Leverage Ratio must not at any time be more than 3.00 to 1.00.

The JP Morgan Revolving Credit Facility contains events of default, including cross-defaults to other material indebtedness, change of control events and events of default customary for syndicated commercial credit facilities. Upon the occurrence of an event of default, JP Morgan, as the administrative agent, may (i) require us to immediately repay all outstanding amounts under the Revolving Credit Facility; (ii) terminate the commitment of each lender to make loans; and (iii) exercise on behalf of itself and the other lenders all rights and remedies available to it and the other lenders under the credit agreement and each of the other loan documents or as otherwise provided in the Uniform Commercial Code or other applicable law.

Under the terms of the collateral documents entered into for the benefit of the lenders under the JP Morgan Revolving Credit Facility, the administrative agent has a security interest most of our subsidiaries’ used motor vehicle inventory and proceeds therefrom other than Excluded Property (as such term is defined in the credit agreement). Most of our subsidiaries also guarantee our obligations under the JP Morgan Revolving Credit Facility.

Bank of America, N.A. (“Bank of America”), which is currently the only bank in the syndicate of the JP Morgan Revolving Credit Facility, is also the administrative agent of our $200 million revolving credit facility, which we secured with Bank of America and the other lenders in the syndicate on September 26, 2008 pursuant to that certain Credit Agreement between us, Bank of America, as administrative agent, swing line lender and letter of credit issuer, and the other Lenders listed therein (the “Revolving Credit Facility”). We also have commercial banking, investment banking and other lending relationships with Bank of America and certain of its affiliates. In connection with our entrance into the Revolving Credit Facility, on September 26, we terminated a $550 million credit facility with JP Morgan, as administrative agent and floor plan agent, and Bank of America, as syndication agent, pursuant to that certain Revolving Credit Agreement, dated as of March 23, 2005, as amended. Both JP Morgan and Bank of America are also floor plan lenders under which we finance certain of our new vehicle inventory, with JP Morgan financing our Hyundai, Kia, Audi, Porsche, Volkswagen, Land Rover and Jaguar new vehicle inventory, and Bank of America financing our Chrysler, Dodge and Jeep new vehicle inventory.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Revolving Credit Agreement dated as of October 29, 2008 among Asbury Automotive Group, Inc., as the Borrower, the Lenders listed therein and JPMorgan Chase Bank, N.A, as Administrative Agent

99.1	Press release issued on October 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: November 4, 2008	By:	/s/ Lynne A. Burgess
	Name:	Lynne A. Burgess
	Title:	Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Revolving Credit Agreement dated as of October 29, 2008 among Asbury Automotive Group, Inc., as the Borrower, the Lenders listed therein and JPMorgan Chase Bank, N.A, as Administrative Agent

99.1	Press release issued on October 30, 2008